UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NeuStar, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2141938
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

46000 Center Oak Plaza, Sterling, Virginia	20166
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock	New York Stock Exchange

If this Form relates to the registration of a class of securities registered pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      ☒

If this Form relates to the registration of a class of securities registered pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.      ☐

Securities Act registration file number to which this Form relates:  333-123635

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

NEUSTAR, INC.

Information Required In Registration Statement

Item 1.                                                           Description of Registrant’s Securities to be Registered

The information required by Item 202 of Regulation S-K is set forth in full under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-123635), filed with the Securities and Exchange Commission on March 29, 2005, including all amendments thereto (the “Registration Statement”), and by this reference is incorporated herein and made a part hereof.

Item 2.                                                           Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

NEUSTAR, INC.

Date: June 27, 2005	By:	/s/ Michael Lach
Michael Lach
President and Chief Operating Officer